FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 29, 2016

URBAN TELEVISION NETWORK CORPORATION
------------------------------------
(Exact Name of registrant as specified in its Charter)

Nevada	33-58972	22-2800078
(State of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

1201 North La Brea Avenue, Suite 256, Inglewood, California    90221
          (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number: (909) 486-4742

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

(1) The name of the Company has been changed to "Punch Animation, Inc."     (the "Name Change").

On November 18, 2016 the Board of Directors of the Company approved the Name Change, subject to Stockholder approval. The Majority Stockholders approved the Name Change by written consent at a special meeting on November 18, 2016.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change.

RECOMMENDATION OF THE BOARD OF DIRECTORS

ACTIONS TO BE TAKEN

ACTION I - NAME CHANGE

    AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

 The Board of Directors has determined that since the Company intends to focus on the production of new animated shows, the merchandising and licensing,the development of new television networks, and the syndication and distribution of other media products, the Name reflects the nature of the Company's business direction.

Purpose of the Name Change

 On November 18, 2016, the Company's Board of Directors and the Majority Stockholders owning a majority of the Company's voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company's name to Punch Animation, Inc.

ADDITIONAL INFORMATION

 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

 The Company shall provide, without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one (1) business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Information Statement incorporates), and the address and telephone numbers to which such a request is to be directed.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our Company since November 11, 2014 being the commencement of our last completed financial year;
2. any proposed nominee for election as a director of our Company; and
3. any associate or affiliate of any of the foregoing persons.

 The shareholdings of our directors and officers are set forth below in the section entitled "Security Ownership of Certain Beneficial Owners and Management." To our knowledge, no director has advised that he intends to oppose the Name Change as more particularly described herein.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.0001 per share, of which 130,000,000 shares are outstanding as of November 11, 2014 (the "Record Date").  In addition, as of November 11, 2014 Joseph Collins was given as a part of his employment agreement 200,000 shares of the Company's Preferred Stock issued and outstanding, with his Preferred Stock is entitled to 650 votes per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following information table sets forth certain information regarding the Company's common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

	Number of Preferred
Name of Beneficial Owner	Shares Owned	Percent of Class
Joseph Collins, CEO	200,000	65.00%
	650 votes per share
Directors and Officers Total	200,000	65.00%

DISSENTER'S RIGHTS OF APPRAISAL

 The Stockholders have no right under Nevada Corporate Law, the Company's Articles of Incorporation consistent with above, or ByLaws to dissent from any of the provisions adopted in the Amendment.

CONCLUSION

 As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above action.  Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, Urban Television Network Corporation has duly caused this report to be signed by the undersigned hereunto authorized.

Urban Television Network Corporation

By: /s/ Joseph Collins
Joseph Collins
President, CEO, Treasurer and Director

December 8, 2016